EXHIBIT INDEX


                                                     GPU, INC.

                                      GPU COMPANIES EMPLOYEE SAVINGS PLAN FOR
                                      EMPLOYEES REPRESENTED BY IBEW LOCAL 777







Consent of Independent Accountant                                Exhibit 23



Report on Audits of Financial Statements                         Exhibit 28
     for the Years Ended December 31, 1998
     and 1997